Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 2,176	$ 3,954	$ 6,130	$ 2,152	$ 3,928	$ 6,080
Undistributed Earnings (Loss)	(1,297)	(2,351)	(3,648)	(465)	(831)	(1,296)

Income from Continuing Operations	$ 879	$ 1,603	$ 2,482	$ 1,687	$ 3,097	$ 4,784

Average Basic Shares Outstanding	13,562	24,590	38,152	13,685	24,426	38,111

Basic Earnings Per Share from Continuing Operations	$0.06	$0.07		$0.12	$0.13

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,176	$ 3,961	$ 6,137	$ 2,152	$ 3,952	$ 6,104
Undistributed Earnings (Loss)	(1,318)	(2,337)	(3,655)	(476)	(844)	(1,320)

Income from Continuing Operations	$ 858	$ 1,624	$ 2,482	$ 1,676	$ 3,108	$ 4,784

Average Diluted Shares Outstanding	13,956	24,765	38,721	13,907	24,675	38,582

Diluted Earnings Per Share from Continuing Operations	$0.06	$0.07		$0.12	$0.13

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 879	$ 1,603	$ 2,482	$ 1,687	$ 3,097	$ 4,784

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	20	20
Performance share awards	--	7	7	--	4	4

(Reduction) Increase of Undistributed Earnings - allocated based on Class A and Class B shares	(21)	14	(7)	(11)	(13)	(24)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 858	$ 1,624	$ 2,482	$ 1,676	$ 3,108	$ 4,784

Average Shares Outstanding for Basic EPS Calculation	13,562	24,590	38,152	13,685	24,426	38,111

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	125	125
Performance share awards	--	49	49	--	24	24
Restricted share units	394	126	520	222	100	322

Average Shares Outstanding for Diluted EPS Calculation	13,956	24,765	38,721	13,907	24,675	38,582

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 2,395,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, 462,000 out of 2,642,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CONTINUING OPERATIONS	Nine Months Ended	Nine Months Ended
	March 31, 2005	March 31, 2004

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 6,460	$ 11,838	$ 18,298	$ 6,408	$ 11,726	$ 18,134
Undistributed Earnings (Loss)	(1,075)	(1,941)	(3,016)	(751)	(1,336)	(2,087)

Income from Continuing Operations	$ 5,385	$ 9,897	$ 15,282	$ 5,657	$ 10,390	$ 16,047

Average Basic Shares Outstanding	13,591	24,546	38,137	13,717	24,380	38,097

Basic Earnings Per Share from Continuing Operations	$0.40	$0.40		$0.41	$0.43

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 6,460	$ 11,867	$ 18,327	$ 6,408	$ 11,760	$ 18,168
Undistributed Earnings (Loss)	(1,095)	(1,950)	(3,045)	(764)	(1,357)	(2,121)

Income from Continuing Operations	$ 5,365	$ 9,917	$ 15,282	$ 5,644	$ 10,403	$ 16,047

Average Diluted Shares Outstanding	13,871	24,715	38,586	13,791	24,485	38,276

Diluted Earnings Per Share from Continuing Operations	$0.39	$0.40		$0.41	$0.42

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 5,385	$ 9,897	$ 15,282	$ 5,657	$ 10,390	$ 16,047

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	23	23
Performance share awards	--	29	29	--	11	11

Reduction of Undistributed Earnings - allocated based on Class A and Class B shares	(20)	(9)	(29)	(13)	(21)	(34)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 5,365	$ 9,917	$ 15,282	$ 5,644	$ 10,403	$ 16,047

Average Shares Outstanding for Basic EPS Calculation	13,591	24,546	38,137	13,717	24,380	38,097

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	48	48
Performance share awards	--	61	61	--	23	23
Restricted share units	280	108	388	74	34	108

Average Shares Outstanding for Diluted EPS Calculation	13,871	24,715	38,586	13,791	24,485	38,276

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 2,464,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, 1,108,000 out of 2,778,000 stock options outstanding were antidilutive and were excluded from the dilutive calculation.

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004

Basic:
Class A	$(0.03)	$(0.01)
Class B	$(0.04)	$(0.01)
Diluted:
Class A	$(0.03)	$(0.01)
Class B	$(0.03)	$(0.01)

(Unaudited)	(Unaudited)
Nine Months Ended	Nine Months Ended
March 31, 2005	March 31, 2004

Basic:
Class A	$(0.08)	$(0.05)
Class B	$(0.07)	$(0.06)
Diluted:
Class A	$(0.08)	$(0.05)
Class B	$(0.07)	$(0.05)

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS)	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 2,176	$ 3,954	$ 6,130	$ 2,152	$ 3,928	$ 6,080
Undistributed Earnings (Loss)	(1,710)	(3,101)	(4,811)	(616)	(1,097)	(1,713)

Net Income	$ 466	$ 853	$ 1,319	$ 1,536	$ 2,831	$ 4,367

Average Basic Shares Outstanding	13,562	24,590	38,152	13,685	24,426	38,111

Basic Earnings Per Share	$0.03	$0.03		$0.11	$0.12

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,176	$ 3,961	$ 6,137	$ 2,152	$ 3,952	$ 6,104
Undistributed Earnings (Loss)	(1,737)	(3,081)	(4,818)	(626)	(1,111)	(1,737)

Net Income	$ 439	$ 880	$ 1,319	$ 1,526	$ 2,841	$ 4,367

Average Diluted Shares Outstanding	13,956	24,765	38,721	13,907	24,675	38,582

Diluted Earnings Per Share	$0.03	$0.04		$0.11	$0.12

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS)	Nine Months Ended	Nine Months Ended
	March 31, 2005	March 31, 2004

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 6,460	$ 11,838	$ 18,298	$ 6,408	$ 11,726	$ 18,134
Undistributed Loss	(2,084)	(3,764)	(5,848)	(1,471)	(2,614)	(4,085)

Net Income	$ 4,376	$ 8,074	$ 12,450	$ 4,937	$ 9,112	$ 14,049

Average Basic Shares Outstanding	13,591	24,546	38,137	13,717	24,380	38,097

Basic Earnings Per Share	$0.32	$0.33		$0.36	$0.37

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 6,460	$ 11,867	$ 18,327	$ 6,408	$ 11,760	$ 18,168
Undistributed Loss	(2,113)	(3,764)	(5,877)	(1,484)	(2,635)	(4,119)

Net Income	$ 4,347	$ 8,103	$ 12,450	$ 4,924	$ 9,125	$ 14,049

Average Diluted Shares Outstanding	13,871	24,715	38,586	13,791	24,485	38,276

Diluted Earnings Per Share	$0.31	$0.33		$0.36	$0.37